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                                            Exhibit (15)


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 10549


    RE:  Ecolab Inc. Registration Statements on Form S-8
         (Registration Nos. 2-60010; 2-74944; 33-1664;
         33-41828; 2-90702; 33-18202; 33-55986; 33-56101
         33-26241; 33-34000; 33-56151; 33-39228; 33-56125
         33-55984; 33-60266; 33-65364; and 33-59431) and
         Ecolab Inc. Registration Statement on Form S-3
         (Registration No. 33-57197)

We are aware that our report dated July 18, 1996 on our reviews of interim financial information of Ecolab Inc. for the periods ended June 30, 1996 and 1995, and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996, is incorporated by reference in these registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.


Saint Paul, Minnesota
August 7, 1996